Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Money Market Obligations Trust and
Shareholders of Municipal Obligations Fund:

We consent to the use of our report dated September 24, 2007 with respect to the financial statements for Municipal Obligations Fund, a series of Money Market Obligations Trust, as of July 31, 2007 incorporated herein by reference and to the references to our firm under the heading “Financial Highlights”.

/s/ KPMG LLP

Boston, Massachusetts
August 27, 2008